Exhibit 3.b

BYLAWS
of
ANFIELD ACQUISITIONS, INC.
(a Nevada corporation)

ARTICLE I
APPLICABILITY

SECTION 1. APPLICABILITY OF BYLAWS. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of Anfield Acquisitions, Inc. (“Corporation”).

ARTICLE II
OFFICES

SECTION 1. PRINCIPAL OFFICES. The Board of Directors (“Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Nevada.

SECTION 2. CHANGE IN LOCATION OR NUMBER OF OFFICES. The Board may change any office from one location to another or eliminate any office or offices.

ARTICLE III
MEETINGS OF THE SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place within or outside the State of Nevada designated by the Board, or, in the absence of such designation, at the principal executive office of the Corporation.

SECTION 2. ANNUAL MEETINGS. An annual meeting of the shareholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board. Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.

SECTION 3. SPECIAL MEETINGS.

(a)            Special meetings of the shareholders may be called by the Board, the Chairman of the Board (“Chairman”), and the President, or President and Chief Operating Officer or by the shareholders upon the request of the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.

(b)            Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which date shall be not less than 35 nor more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat, and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman, President, any vice president or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this Article to the shareholders entitled to vote thereat; that a meeting will be held at the date and time specified by the person or persons calling the meeting. If notice is not given within 20 days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.

(c)            No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

SECTION 4. NOTICE OF ANNUAL, SPECIAL OR ADJOURNED MEETINGS.

(a)            Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this section, not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

(b)            Any proper matter may be presented at an annual meeting for action. However, any action to approve (1) a contract or transaction in which a director has a direct or indirect financial interest, (2) an amendment of the Articles of Incorporation, (3) a reorganization of the Corporation, (4) a voluntary dissolution of the Corporation, or (5) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, may be taken only if the notice of the meeting states the general nature of the matter to be approved.

(c)            Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.

(d)           Notice of any meeting of the shareholders shall be given personally, by first class mail, or by facsimile or other written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication. An affidavit of the mailing or other means of giving notice may be executed by the Secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be prima facie evidence of the giving of the notice. Such affidavits shall be filed and maintained in the minute books of the Corporation.

(e)           If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

SECTION 5. RECORD DATE.

(a)           The Board may fix a time in the future as a record date for determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to give written consent to any corporate action without a meeting, (3) entitled to receive payment of any dividend or other distribution or allotment of any rights, or (4) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.

(b)           In the event no record date is fixed:

(1)           The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3)           The record date for determining shareholders for any other purpose shall be at the close of business on the day which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c)           Only shareholders of record on the close of business on the record date are entitled to notice and to vote, to give written consent or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

(d)           A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

SECTION 6. CONDUCT OF MEETINGS. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting; the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the CEO, if any, the President, if any, a Vice President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

SECTION 7. QUORUM.

(a)            A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting.

(b)           The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(c)            Except as otherwise provided by the Nevada Revised Statutes, as amended from time to time (the “NRS”), the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented at the meeting.

SECTION 8. ADJOURNMENT. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 9. VALIDATION OF ACTIONS TAKEN AT DEFECTIVELY CALLED, NOTICED OR HELD MEETINGS.

(a)            The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b)            Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the NRS to be included in the notice but not so included, if such objection is expressly made at the meeting.

SECTION 10. VOTING FOR ELECTION OF DIRECTORS.

(a)            The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of greater number is required by law or the Articles of Incorporation.

(b)            Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

SECTION 11. PROXIES.

(a)            Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.

(b)            Any validly executed proxy, except a proxy which is irrevocable pursuant to subdivision (c) of this section, shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by written notice of the death of the person executing the proxy, delivered to the Corporation, (3) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or (4) as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

(c)            A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to any applicable provisions of the NRS.

SECTION 12. INSPECTORS OF ELECTION.

(a)            In advance of any meeting of the shareholders, the Board may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at 6 such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxyholder shall, appoint inspectors of election (or persons to replace those who fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxyholders thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b)            The duties of inspectors of election and the manner of performance thereof shall be as prescribed in the NRS.

SECTION 13. ACTION BY WRITTEN CONSENT.

(a)            Subject to subdivisions (b) and (c) of this section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

(b)            Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.

(c)            Unless the consents of all shareholders entitled to vote have been solicited in writing, the Secretary of the Corporation shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in subdivision (d) of Section 4 of this Article III. In the case of approval of (1) contracts or transactions in which a director has a direct or indirect financial interest, (2) indemnification of agents of the Corporation, (3) a reorganization of the Corporation, or (4) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

(d)           Any shareholder giving a written consent, or his proxyholders, or a transferee of the shares, or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE IV
DIRECTORS

SECTION 1. POWERS.

(a)            The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. The Board shall have authority to fix the compensation of directors for services in any lawful capacity.

(b) Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the Corporation, and with care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

SECTION 2. NUMBER OF DIRECTORS.

The authorized number of directors shall not be less than one (1) nor more than nine (9), and within these limits the exact number of directors shall be as determined by resolution of the Board.

SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting, or until his or her earlier death, removal or resignation. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected and qualified, or until such person’s earlier death, removal or resignation.

SECTION 4. VACANCIES.

(a)            A vacancy in the Board shall be deemed to exist (1) if a directors dies, resigns, or is removed by the shareholders, (2) if the authorized number of directors is increased, or (3) if at any shareholders' meetings at which one or more directors are elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

(b)            Except for a vacancy caused by the removal of a director, vacancies on the Board may be filled by approval of the Board, or if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with the NRS, or (3) a sole remaining director. A vacancy on the Board caused by the removal of a director may be filled only by the shareholders, or, to the extent provided in the NRS, by the Board.

(c)            The shareholders may elect a director at any time to fill a vacancy not filled by the Board.

(d)            The term of office of a director elected to fill a vacancy shall run until the next annual meeting of the shareholders, and such a director shall hold office until a successor is elected and qualified, or until such person’s earlier death, removal or resignation.

SECTION 5. REMOVAL.

(a)            Any or all of the directors may be removed without cause if such removal is approved by two thirds of the outstanding shares entitled to vote.

(b)            Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

SECTION 6. RESIGNATION. Any director may resign effective upon giving written notice to the Chairman, the CEO, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

SECTION 7. FEES AND COMPENSATION. Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

SECTION 8. SOLE DIRECTOR. In the event only one director is provided for by the Bylaws or Articles of Incorporation of the Corporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board.

ARTICLE V
COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. DESIGNATION OF COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

SECTION 2. POWERS OF COMMITTEES. Any committee, to the extent provided in the resolution of the Board designating such committee, shall have all the authority of the Board, except with respect to: (a) the approval of any action for which the NRS also requires any action by the shareholders, (b) the filling of vacancies on the Board or in any committee thereof, (c) the fixing of compensation of the directors for serving on the Board or on any committee thereof, (d) the amendment or repeal of these Bylaws or the adoption of new Bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board, or (g) the designation of other committees of the Board or the appointment of members or alternate members thereof.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
AND COMMITTEES THEREOF

SECTION 1. PLACE AND MEETINGS. Regular meetings of the Board shall be held at any place within or outside the State of Nevada which has been designated from time to time by the Board, or in the absence of such designation, at the principal executive office of the Corporation.  Special meetings of the Board shall be held either at any place within or outside the State of Nevada which has been designated in the notice of meeting, or if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

SECTION 2. ANNUAL DIRECTORS MEETING. Immediately after each annual Shareholders meeting, the Board shall hold a regular meeting at the same place, or at any place that has been designated by the Board, to consider matters of organization, election of officers, and other business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders meeting has been designated.

SECTION 3. OTHER REGULAR MEETINGS. Other regular meetings of the Board shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board may be called at any time for any purpose or purposes by the Chairman or the President or any vice president or the Secretary or any director. Notice shall be given of any special meeting of the Board.

SECTION 5. NOTICE OF SPECIAL MEETINGS. Notice of the time and place of special meetings of the Board shall be delivered personally or by telephone to each director or sent to each director by first-class mail or facsimile, charges prepaid, addressed to each director at that director's address as shown on the records of the Corporation. Such notice shall be given four (4) days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or facsimile. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. Notice of any special meeting of the Board need not specify the purpose thereof.

SECTION 6. WAIVERS, CONSENTS AND APPROVALS. Notice of any meeting of the Board need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 7. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any, and if present and acting, the Vice Chairman of the Board, if any, and if present and acting, shall preside at all meetings. Otherwise, the President, if any, and present and acting, or any director chosen by the Board, shall preside.

SECTION 8. QUORUM, ACTION AT MEETINGS, TELEPHONE MEETINGS.

(a)            A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present is the act of the Board, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

(b)            A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is taken is approved by at least a majority of the required quorum for such meeting.

(c)            Members of the Board may participate in a meeting thorough use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.

SECTION 9. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

SECTION 11. MEETINGS OF, AND ACTIONS BY, COMMITTEES. The provisions of this Article VI shall, to the extent permitted by law, apply to committees of the Board and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

ARTICLE VII
OFFICERS

SECTION 1. OFFICERS. The Corporation shall have as officers, (1) a President or Chief Executive Officer, (2) a Secretary and (3) a Treasurer or Chief Financial Officer. The treasurer is the Chief Financial Officer of the Corporation unless the Board has by resolution designated a vice president or other officer to be the Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VII.

SECTION 2. ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VII, shall be chosen by the Board.

SECTION 3. SUBORDINATE OFFICERS, ETC. The Board may appoint by resolution, and may empower the Chairman, if there be such an officer, or the CEO, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board, or in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

SECTION 4. REMOVAL AND RESIGNATION.

(a)            Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, or except in the case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

(b)           Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at anytime effective upon giving written notice to the Chairman, President, any vice president or the Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

SECTION 6. CHAIRMAN OF THE BOARD. If there is a Chairman, he shall, if present, preside at all meetings of the Board, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board or prescribed by these Bylaws, and if there is no CEO, the Chairman shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this Article VII.

SECTION 7. PRESIDENT – CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by these Bylaws or by the Board to the Chairman, if there be such an officer, the CEO shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders, and in the absence of the Chairman, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

SECTION 8. VICE PRESIDENT. In the absence or disability of the CEO and the President, the vice presidents in order of their rank as fixed by the Board, or if not ranked, the vice president designated by the Board, shall perform all the duties of the CEO, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the CEO. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

SECTION 9. SECRETARY.

(a)            The Secretary shall keep or cause to be kept (1) the minute book, (2) the share register, and (3) the seal, if any, of the Corporation.

(b)            The Secretary, an assistant secretary, or if they are absent or unable to act, any other officer shall give, or cause to be given, notice of all meetings of the shareholder and of the Board required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or any committee of the Board.

SECTION 10. TREASURER – CHIEF FINANCIAL OFFICER.

(a)            The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.

(b)            The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

ARTICLE VIII
RECORDS AND REPORTS

SECTION 1. MINUTE BOOK. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special, and if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.

SECTION 2. SHARE REGISTER. The Corporation shall keep or cause to be kept at its principal executive office, or if so provided by resolution of the Board, at the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

SECTION 3. BOOKS AND RECORDS OF ACCOUNT. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board may order, adequate and correct books and records of account.

SECTION 4. BYLAWS. The Corporation shall keep at its principal executive office the original or a copy of the Bylaws as amended to date.

SECTION 5. INSPECTION OF RECORDS.  The shareholders and directors of the Corporation shall have all of the rights to inspect the books and records of the Corporation that are specified in the NRS.

ARTICLE IX
MISCELLANEOUS

SECTION 1. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

SECTION 2. CONTRACTS, ETC. - HOW EXECUTED. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

SECTION 3. CERTIFICATES FOR SHARES.

(a)           Each certificate for shares of the Corporation shall set forth therein the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as prescribed by all applicable provisions of law.

(b)           A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid or the Board may authorize the issuance of certificates for shares as partly paid provided that these certificates shall conspicuously state the amount of the consideration to be paid for them and the amount already paid. In the event that the Corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by the NRS.

(c)           All certificates shall be signed in the name of the Corporation by the Chairman or the CEO or President and by the Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

SECTION 4. SHARE TRANSFERS. Upon compliance with all applicable laws concerning the transferability of shares, transfers of shares of the Corporation shall be made only on the record of shareholders of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

SECTION 5. LOST CERTIFICATES. Except as provided in this section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

SECTION 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Any person designated by resolution of the Board, or in the absence of such designation, the Chairman, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

SECTION 7. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the NRS shall govern the construction of these Bylaws.

SECTION 8. INDEMNIFICATION OF CORPORATE AGENTS, PURCHASE OF LIABILITY INSURANCE.

(a)            The Corporation shall, to the maximum extent permitted by the NRS, and as the same may from time to time be amended, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or is a party or is threatened to be made a party arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 8, an “agent” of the Corporation includes any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under this subdivision (a).

(b)            The Corporation shall, if and to the extent the Board so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 8.

(c)            Expenses incurred in contesting, investigating, evaluating or defending any proceeding may be advanced by the Corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 8.

ARTICLE X
AMENDMENTS

Except as otherwise required by law or by the Articles of Incorporation, these Bylaws may be amended or repealed in whole or in part, or new Bylaws may be adopted, by the Board or by the holders of a majority of the outstanding shares entitled to vote.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 3rd day of June, 2015.

/s/ Jacob R. Southworth

Jacob R. Southworth
Sole Director